UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 10, 2017, Neurocrine Biosciences, Inc. (the “Company”) and Patheon UK Limited (“Patheon”) entered into an Amended and Restated Product Agreement (the “Amended and Restated Product Agreement”), which amends and restates in its entirety the Product Agreement entered into on November 28, 2016 between the Company and Patheon (the “Original Product Agreement”), for Patheon’s manufacture of commercial supplies of INGREZZA® (valbenazine) capsules at Patheon’s manufacturing site.

The Amended and Restated Product Agreement contains the following changes from the Original Product Agreement: (i) the finalization of the batch sizes and the corresponding pricing for 80 mg INGREZZA capsules; and (ii) a clarification of the testing requirements related to the manufacture of INGREZZA. All other terms and conditions of the Original Product Agreement, as described in the Current Report on Form 8-K filed by the Company on April 25, 2017, and attached to such Current Report on Form 8-K as Exhibit 99.2, remain substantially the same.

The foregoing does not purport to be a complete description of the Amended and Restated Product Agreement, and is qualified in its entirety by reference to the full text of the Amended and Restated Product Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three-month period ended September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2017	NEUROCRINE BIOSCIENCES, INC.

/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer